Exhibit 99.1

CalciMedica Announces Private Placement of up to Approximately $55 Million

$20.4 million in upfront financing with the potential to receive up to an additional approximately $34.2 million for an aggregate of up to approximately $55 million

Upfront net proceeds to provide funds to expand Auxora™ clinical development to include planned Phase 2 acute kidney injury (AKI) trial expected to begin in 1H 2024

Aggregate net proceeds (assuming exercise of all accompanying warrants) expected to be sufficient to fund CalciMedica through subsequent, potentially pivotal, clinical trials and other work in CalciMedica’s acute pancreatitis (AP) and AKI programs

LA JOLLA, CA, Jan. 22, 2024 – CalciMedica, Inc. (CalciMedica or the Company) (Nasdaq: CALC), a clinical-stage biopharmaceutical company focused on developing novel calcium release-activated calcium (CRAC) channel inhibition therapies for acute and chronic inflammatory and immunologic diseases, today announced that it has entered into a securities purchase agreement with new and existing investors to raise up to approximately $55 million in gross proceeds that includes initial upfront funding of $20.4 million and up to an additional approximately $34.2 million upon exercise of accompanying warrants.

The financing includes participation from new healthcare-dedicated investors, including an affiliate of Deerfield Management, Soleus Capital, Stonepine Capital Management and Aisling Capital, as well as existing investors Sanderling Ventures and Bering Capital.

“We are excited about this vote of confidence from leading life science investors, which validates the progress we are making in the clinic with Auxora™ targeting acute inflammatory and immunologic diseases,” said Rachel Leheny, Ph.D., Chief Executive Officer of CalciMedica. “This financing allows us to initiate clinical trials in AKI, a condition with significant unmet medical need, and brings us closer to our goal of making a meaningful difference in the lives of critically ill patients.”

JonesTrading Institutional Services LLC acted as the sole placement agent for the private placement. H.C. Wainwright & Co. acted as financial advisor to the Company.

Pursuant to terms of the securities purchase agreement, CalciMedica will issue an aggregate of 5,113,812 shares of its common stock (and, in lieu thereof, pre-funded warrants to purchase 351,352 shares of common stock) and accompanying warrants to purchase up to an aggregate of 5,465,164 shares of its common stock (or pre-funded warrants in lieu thereof) at a combined purchase price of $3.70 per share and accompanying warrants (or $4.3915 per share and accompanying warrants for directors, employees or consultants participating in the private placement), in accordance with the “Minimum Price” requirement as defined in the Nasdaq rules. The accompanying warrants consist of two tranches:

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Tranche A warrants to purchase up to 2,732,582 shares of common stock at an exercise price of $5.36 per share for an aggregate of up to approximately $14.7 million are required to be exercised by the earlier of 30 days following the announcement of topline data (expected 1H 2024) from the CalciMedica’s Phase 2b CARPO trial of Auxora in AP patients with accompanying systemic inflammatory response syndrome (SIRS) and December 31, 2024.

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Tranche B warrants to purchase up to 2,732,582 shares of common stock at an exercise price of $7.15 per share for an aggregate of up to approximately $19.5 million are required to be exercised by the earlier of 30 days following the announcement of topline data from the planned Phase 2 clinical trial of Auxora in AKI (expected to start in 1H 2024) and December 31, 2026.

The accompanying warrants are only exercisable in cash, except in limited circumstances. In lieu of shares of common stock, certain investors are purchasing pre-funded warrants at a combined purchase price of $3.6999 per pre-funded warrant and accompanying warrants, which equals the purchase price per share of common stock and accompanying warrant, less the $0.0001 per share exercise price of each pre-funded warrant. The private placement is expected to close in two closings with the initial closing on or about January 23, 2024 and the second closing expected on or about February 5, 2024, in each case, subject to satisfaction of customary closing conditions.

CalciMedica intends to use the upfront net proceeds from the private placement to fund the Company’s ongoing and planned Phase 2 clinical trials for Auxora in AP and AKI, respectively. The aggregate net proceeds (assuming exercise of all accompanying warrants) are expected to be sufficient to fund subsequent, potentially pivotal, clinical trials and other work in CalciMedica’s AP and AKI programs.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. CalciMedica has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock purchased in the private placement and shares of common stock underlying the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About CalciMedica

CalciMedica is a clinical-stage biopharmaceutical company focused on developing novel CRAC channel inhibition therapies for inflammatory and immunologic diseases. CalciMedica’s proprietary technology targets the inhibition of CRAC channels to modulate the immune response and protect against tissue cell injury, with the potential to provide therapeutic benefits in life-threatening inflammatory and immunologic diseases for which there are currently no approved therapies. CalciMedica’s lead product candidate Auxora™, a proprietary, intravenous-formulated CRAC channel inhibitor, has demonstrated positive and consistent clinical results in multiple completed efficacy clinical trials. CalciMedica is currently conducting a Phase 2b trial for a planned 216 patients (called CARPO – NCT04681066) for acute pancreatitis (AP) with systemic inflammatory response syndrome (SIRS), with topline data expected in the first half of 2024, as well as supporting the ongoing Phase 1/2 CRSPA asparaginase-induced pancreatic toxicity (AIPT) study (called CRSPA – NCT04195347), with additional data expected by 2H 2024. CalciMedica plans to initiate a Phase 2 study in acute kidney injury (AKI) in 1H 2024. CalciMedica was founded by scientists from Torrey Pines Therapeutics and the Harvard CBR Institute for Biomedical Research, and is headquartered in La Jolla, CA. For more information, please visit www.calcimedica.com.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding the timing, terms and completion of the proposed private placement; expected gross proceeds from the proposed private placement and any additional gross proceeds that may be received by CalciMedica upon exercise, if any, of the accompanying warrants issued in the private placement; the expected use of proceeds from the proposed private placement; expectations that the aggregate net proceeds (if received) would be sufficient to fund subsequent, potentially pivotal, clinical trials and other work in CalciMedica’s AP and AKI programs; the proposed private placement bringing CalciMedica closer to its goal of making a meaningful difference in the lives of critically ill patients; the design and potential benefits of Auxora, including its potential to reduce the severity of AP and AKI; CalciMedica’s plans and expected timing for developing its product candidates and potential benefits of its product candidates; CalciMedica’s plans and expected timing with respect to its ongoing and planned clinical trials, including the milestones, data announcements, expected enrollment, potential benefits of and any other potential results related thereto. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. CalciMedica’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the impact of fluctuations in global financial markets on CalciMedica’s business and the actions it may take in response thereto; CalciMedica’s ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for Auxora; results from clinical trials may not be indicative of results that may be observed in the future; potential safety and other complications from Auxora; the scope progress and expansion of developing and commercializing Auxora; the size and growth of the market therefor and the rate and degree of market acceptance thereof; economic, business, competitive, and/or regulatory factors affecting the business of CalciMedica generally; CalciMedica’s ability to protect its intellectual property position; and the impact of government laws and regulations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in CalciMedica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and elsewhere in CalciMedica’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on CalciMedica’s web page at ir.calcimedica.com/financials-filings/sec-filings.

CalciMedica Contact:

Investors and Media

Argot Partners

Sarah Sutton/Kevin Murphy

calcimedica@argotpartners.com

(212) 600-1902

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